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EXHIBIT 4.7

PETROLEOS MEXICANOS,
Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Trustee

INDENTURE

Dated as of February 3, 2003

U.S. $600,000,000
6.50% Guaranteed Notes due February 1, 2005

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción
Pemex-Refinación
and
Pemex-Gas y Petroquímica Básica

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§ 310(a)	(1)	609
(a)	(2)	609
(a)	(3)	Not Applicable
(a)	(4)	Not Applicable
(a)	(5)	Not Applicable
(b)		608, 610
§ 311(a)		613
(b)		613
§ 312(a)		701, 702(a)
(b)		702(b)
(c)		702(c)
§ 313(a)		703(a)
(b)		703(a)
(c)		703(a)
(d)		703(b)
§ 314(a)		704
(b)		Not Applicable
(c)	(1)	102
(c)	(2)	102
(c)	(3)	Not Applicable
(d)		Not Applicable
(e)		102
§ 315(a)		601
(b)		602
(c)		601
(d)		601
(e)		514
§ 316(a)		107
(a)	(1)(A)	502, 512
(a)	(1)(B)	513
(a)	(2)	Not Applicable
(b)		508
(c)		104(c)
§ 317(a)	(1)	503
(a)	(2)	504
(b)		1003
§ 318(a)		107

        Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

ARTICLE ONE

Definitions and Other Provisions of General Application

ARTICLE TWO

Security Forms

ARTICLE THREE

The Securities

ARTICLE FOUR

Satisfaction and Discharge

		Page
SECTION 401.	Satisfaction and Discharge of Indenture	28
SECTION 402.	Application of Trust Money	28

ARTICLE FIVE

Remedies

ARTICLE SIX

The Trustee

ARTICLE SEVEN

Holders' Lists and Reports by Trustee and Issuer

		Page
SECTION 701.	Issuer to Furnish Trustee Names and Addresses of Holders	39
SECTION 702.	Preservation of Information; Communications to Holders	39
SECTION 703.	Reports by Trustee	40
SECTION 704.	Reports by Issuer	40

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

		Page
SECTION 801.	Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms	40
SECTION 802.	Successor Substituted	41

ARTICLE NINE

Supplemental Indentures

v

ARTICLE TEN

Covenants

ARTICLE ELEVEN

Redemption of Securities

		Page
SECTION 1101.	Right of Redemption for Tax Reasons	45
SECTION 1102.	Applicability of Article	46
SECTION 1103.	Election to Redeem	46
SECTION 1104.	Notice of Redemption	46
SECTION 1105.	Deposit of Redemption Price	46
SECTION 1106.	Securities Payable on Redemption Date	46

ARTICLE TWELVE

Meetings of Holders of Securities

		Page
SECTION 1201.	Purposes for Which Meetings May Be Called	47
SECTION 1202.	Call, Notice and Place of Meetings	47
SECTION 1203.	Persons Entitled to Vote at Meetings	47
SECTION 1204.	Determination of Voting Rights; Conduct and Adjournment of Meetings	47
SECTION 1205.	Counting Votes and Recording Action of Meetings	48
SECTION 1206.	Revocation by Holders	48

        INDENTURE, dated as of February 3, 2003, between Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States ("Mexico") established under the laws of Mexico (herein called the "Issuer"), having its principal office at Avenida Marina Nacional 329, Colonia Huasteca, Mexico D.F., 11311, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (herein called the "Trustee").

RECITALS OF THE ISSUER

        WHEREAS, the Issuer has duly authorized and issued, pursuant to the Fiscal Agency Agreement referred to below, its 6.50% Guaranteed Notes due February 1, 2005 (the "Old Securities") and has duly authorized an issue of securities with substantially identical terms (except that such securities shall be issued under this Indenture and not the Fiscal Agency Agreement, shall not be issued under the Issuer's program for the issuance of Medium-Term Notes, Series B, Due from 1 Year to 30 Years from Date of Issue (the "MTN Program"), shall be registered under the Securities Act and shall not have a provision for additional interest) to be issued to Persons other than the Purchasers in exchange for such Old Securities (herein called the "Securities");

        WHEREAS, to provide for the Securities, the Issuer has duly authorized the execution and delivery of this Indenture; and

        WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions
of General Application

SECTION 101.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Mexico, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4)  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Acceptance Credit Agreement" means the Acceptance Credit Agreement, dated as of April 30, 1999 between the Issuer, PMI Comercio Internacional, S.A. de C.V., Morgan Guaranty Trust Company of New York, as Agent, and the financial institutions party thereto, as amended from time to time.

        "Act", when used with respect to any Holder, has the meaning specified in Section 104.

        "Additional Amounts" has the meaning specified in Section 308(a).

        "Advance Payment Arrangement" means any transaction involving the receipt by the Issuer, the Guarantors or any of their Subsidiaries of payment of the purchase price of crude oil or gas or Petroleum Products not yet earned by performance.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent Member" means any member of, or participant in, the Depositary.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

        "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

        "Authorized Officer" means any of the Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance of the Issuer.

        "Banco de México" means the central bank of Mexico.

        "Board of Directors" means either the board of directors of the Issuer or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and (ii) a day on which banks and financial institutions in Mexico are open for business with the general public.

        "Certificates of Designation" has the meaning specified in Section 116.

        "Combined Debt Agreements" means the Combined Old New Money Agreement, the Combined MYRAs and the Combined Facilities 2 and 3 Agreement.

        "Combined Facilities 2 and 3 Agreement" means the Combined Facilities 2 and 3 Agreement, dated as of February 4, 1990, between Mexico, Banco de México, International Bank for Reconstruction and Development, the financial institutions party thereto and Citibank, N.A., as Agent, as amended from time to time.

        "Combined MYRAs" means the Combined Multi-Year Restructure Agreements, dated as of February 4, 1990, among Mexico and various Mexican governmental entities as Obligors, Mexico as Guarantor (in the case of each Combined MYRA in which a Mexican governmental entity is an obligor), Banco de México, the financial institutions party thereto and the Servicing Banks respectively party thereto, as amended from time to time.

        "Combined Old New Money Agreement" means the Combined Old New Money Agreement, dated as of February 4, 1990, between Mexico, Banco de México, the financial institutions party thereto and Citibank, N.A., as Agent, as amended from time to time.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee at 60 Wall Street, MSNYC60-2515, New York, New York 10005, Attention: Corporate Trust and Agency Services for MSJCY03-0603, or at any other location in The City of New York at which its corporate trust business from time to time shall be administered.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Issuer to act as Depositary for such Global Securities (or any successor securities clearing agency so registered).

        "DTC" means The Depository Trust Company, a New York corporation.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

        "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated August 29, 2001, between the Issuer and the Purchasers.

        "Exchange Offer" has the meaning specified in the Exchange and Registration Rights Agreement.

        "External Indebtedness" means Indebtedness which is payable or at the option of its holder may be paid (i) in a currency or by reference to a currency other than the currency of Mexico, (ii) to a person resident or having its head office or its principal place of business outside Mexico and (iii) outside the territory of Mexico.

        "Financing Documents" means the Acceptance Credit Agreement, the Combined Debt Agreements, the 1989-92 New Money Credit Agreement and the Onlending and Trade Credit Agreement.

        "Fiscal Agency Agreement" means the Fiscal Agency Agreement, dated as of June 16, 1993, and amended and restated as of February 26, 1998, between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Fiscal Agent.

        "Forward Sale" means any transaction involving the transfer, sale, assignment or other disposition by the Issuer, the Guarantors or any of their Subsidiaries of any right to payment under a contract for the sale of crude oil or gas not yet earned by performance, or any interest therein, whether in the form of an account receivable, negotiable instrument or otherwise.

        "Global Securities" means Securities that are registered in the Security Register in the name of a Depositary (acting in its capacity as Depositary) or a nominee thereof.

        "Government" means the Federal Government of Mexico.

        "Governmental Forward Sale" means a Forward Sale to (i) Mexico or Banco de México, or (ii) the Bank for International Settlements or another multilateral monetary authority or central bank or treasury of a sovereign state.

        "Guarantee" means any obligation of a person to pay the Indebtedness of another person including without limitation: (i) an obligation to pay or purchase such Indebtedness, or (ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness, or (iii) any other agreement to be responsible for such Indebtedness.

        "Guarantor" and "Guarantors" have the meanings specified in Section 116.

        "Guaranty" has the meaning specified in Section 116.

        "Guaranty Agreement" has the meaning specified in Section 116.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Immunities Act" means the United States Foreign Sovereign Immunities Act of 1976.

        "Indebtedness" means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

        "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer by its Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance and delivered to the Trustee.

        "Material Subsidiaries" means, at any time, each of the Guarantors and any Subsidiary of the Issuer or any of the Guarantors having, as of the end of the most recent fiscal quarter of the Issuer, total assets greater than 12% of the total assets of the Issuer, the Guarantors and their Subsidiaries on a consolidated basis.

        "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Mexican Withholding Taxes" has the meaning specified in Section 308(a).

        "Mexico" has the meaning specified in the first paragraph of this instrument.

        "1989-92 New Money Credit Agreement" means the 1989-92 New Money Credit Agreement, dated as of February 4, 1990, between Mexico, Banco de México, the financial institutions party thereto and Citibank, N.A., as Agent, as amended from time to time.

        "Non-Global Securities" means any Securities that are not Global Securities.

        "Officer's Certificate" means a certificate signed by the Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance, and delivered to the Trustee.

        "Oil Receivables" means amounts payable to the Issuer, the Guarantors or any of their Subsidiaries in respect of the sale, lease or other provision of crude oil or gas, whether or not yet earned by performance.

        "Old Securities" has the meaning set forth in the recitals hereof.

        "Onlending and Trade Credit Agreement" means the Onlending and Trade Credit Agreement, dated as of February 4, 1990 between Banco de México, as Trustee for the Fideicomiso para la Administración de Financiamientos Externos, Mexico, Banco de México, the financial institutions party thereto, Banco Nacional de México, S.N.C., as Servicing Bank, and Citibank, N.A., as Agent, as amended from time to time.

        "Opinion of Counsel" means a written opinion of counsel, who may be internal counsel for the Issuer, and who shall be, and which opinion shall be, reasonably acceptable to the Trustee.

        "Organic Law" means the Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios.

        "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)  Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which (whether in whole or in part) other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities with respect to which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any Guarantor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Securities and certifies that the pledgee is not the Issuer or any Guarantor.

        "Paying Agent" means any Person authorized by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

        "Person" means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

        "Petroleum Industry" has the meaning specified Section 113.

        "Petroleum Products" means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Public External Indebtedness" means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange.

        "Purchasers" means Lehman Brothers Inc. and Goldman, Sachs & Co.

        "Receivables Financings" means any transaction resulting in the creation of a Security Interest in Oil Receivables to secure new External Indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the Issuer, any Guarantor or any of their Subsidiaries.

        "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

        "Responsible Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, director, Vice President, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Regulatory Law" means the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo.

        "Securities" means any securities authenticated and delivered under this Indenture.

        "Security Interest" means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance including, without limitation, any equivalent thereof created or arising under the laws of Mexico.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305(a).

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        "Subsidiary" means, in relation to any Person, any other Person (whether or not now existing) which is controlled directly or indirectly, or more than 50% of whose issued equity share capital (or equivalent) is then held or beneficially owned by, the first Person and/or any one or more of the first

Person's Subsidiaries, and "control" means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that Person.

        "Terms Agreement" means the Terms Agreement, dated August 15, 2001, between the Issuer and the Purchasers.

        "Trust Indenture Act" means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

        "United States-Mexico Income Tax Treaty" means the Convention for the Avoidance of Double Taxation and a Protocol thereto, which became effective on January 1, 1994, between the United States and Mexico.

        "U.S. dollars", "$", "dollars" or "U.S. $" means United States dollars.

        "Vice President", when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.    Compliance Certificates and Opinions.

        Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

        Every certificate (including certificates provided pursuant to Section 1004) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)  a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)  a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such

Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders; Record Dates.

          (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this paragraph.

          (b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)  The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person with respect to any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d)  The ownership of Securities shall be proved by the Security Register.

          (e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

          (f)    Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security.

SECTION 105.    Notices, Etc., to Trustee and Issuer.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)  the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust and Agency Services, or

          (2)  the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by hand or by courier to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this instrument, or when delivered by facsimile to the Issuer at 5255-5254-4955 or 5255-5726-1307 (confirmed by overnight courier) or at any other address previously furnished in writing to the Trustee by the Issuer.

SECTION 106.    Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made as directed by the Issuer shall constitute a sufficient notification for every purpose hereunder.

        Notwithstanding the foregoing, if and for so long as the Securities are listed on Luxembourg Stock Exchange and the rules of such Exchange require, notices pursuant to this Section will be published in a daily newspaper of general circulation in Luxembourg. If the Issuer determines that publication as aforesaid is not practicable, notice will be made in accordance with the rules of the Luxembourg Stock Exchange.

SECTION 107.    Conflict with Trust Indenture Act.

        The Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE SECURITIES BY THE ISSUER WILL BE GOVERNED BY THE LAWS OF MEXICO.

SECTION 113.    Consent to Service; Jurisdiction.

        Each of the parties hereto irrevocably submits to the jurisdiction of any federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or based on this Indenture or the Securities and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the Issuer waives any right to which it may be entitled on account of residence or domicile. The Issuer hereby appoints the Consul General of Mexico acting through his offices at 27 East 39th Street, New York, New York 10016, and his successors as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based upon the Securities or this Indenture which may be instituted in any federal court sitting in the Borough of Manhattan, The City of New York, by the Holder of any Security. The appointment made by the Issuer shall be irrevocable as long as any of the Securities remain Outstanding unless and until a successor agent shall have been appointed as such Authorized Agent and shall have accepted such appointment. The Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, and written notice of such service delivered to the Issuer in the manner set forth in Section 105 shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action against the Issuer arising out of or based on the Securities may be instituted in any competent court in Mexico. The Issuer hereby waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled (including, to the extent applicable, sovereign immunity, immunity from prejudgment attachment, post-judgment attachment and execution) in any such action in any federal court in the Borough of Manhattan, The City of New York, or in any competent court in Mexico, except that Article 27 of the Political Constitution of Mexico (the "Constitution"), Articles 16 and 60 of the General Law on National Patrimony (and other related articles), Articles 1, 2, 3 and 4 (and related articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3 and 4 (and other related articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that (i) all domestic petroleum and hydrocarbon resources (whether solid, liquid or in gas form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity), (ii) (a) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (b) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (c) the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of natural gas used as basic industrial raw materials and considered "basic petrochemicals" (the "Petroleum Industry") are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity), (iii) the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the Petroleum Industry are the Issuer and the Guarantors (and, therefore, are entitled to immunity in respect of their respective assets related to such exclusive rights and powers) and (iv) attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the Issuer or any of the Guarantors. The Issuer reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and notwithstanding anything else in this Section to the contrary, neither the Issuer's appointment of the Authorized Agent nor its submission to jurisdiction nor its waiver of immunity shall be interpreted to include such actions brought under the United States federal securities laws or any state securities laws.

SECTION 114.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of the Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest on or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity.

SECTION 115.    No Recourse Against Others.

        A director, officer, employee or shareholder (if any), as such, of the Issuer or any Guarantor shall not have liability for any obligations of the Issuer under the Securities or this Indenture or any obligations of any Guarantor under the Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 116.    Guaranties.

        The Securities and this Indenture will have the benefit of an unconditional guaranty (the "Guaranty") as to payment of principal and interest jointly and severally from each of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each, a "Guarantor" and together, the "Guarantors"), pursuant to a Guaranty Agreement, dated July 29, 1996 (the "Guaranty Agreement"), among the Issuer and the Guarantors. The Issuer has designated the Securities as an obligation of the Issuer entitled to the benefits of the Guaranty Agreement, pursuant to certificates of designation, dated August 29, 2001 (the "Certificates of Designation").

ARTICLE TWO

Security Forms

SECTION 201.    Forms Generally.

        The Securities and the Trustee's certificates of authentication with respect thereto shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer or officers executing such Securities, as evidenced by their execution of the Securities.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.    Form of Face of Security.

          (a)  Legends.    [If a Global Security, then insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        [If a Global Security for which DTC is to be the Depositary, then insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          (b)  The form of the face of the Securities shall contain the legends, if any, required by paragraph (a) of this Section and shall otherwise be substantially as follows:

PETROLEOS MEXICANOS

6.50% Guaranteed Notes due February 1, 2005

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción
Pemex-Refinación
and
Pemex-Gas y Petroquímica Básica

No. R-	$[ ]
CUSIP No. 71654Q AT 9

        Petróleos Mexicanos (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), a decentralized public entity of the Federal Government of the United Mexican States ("Mexico"), for value received, hereby promises to pay to                        [if a Global Security, then insert—Cede & Co.], or registered assigns, the principal sum of [                        ] U.S. DOLLARS (U.S. $ [                        ]) on February 1, 2005, or, on such earlier date as the same may become payable in accordance herewith, in U.S. dollars, and to pay interest thereon from [insert the later of February 1, 2003 and the last Interest Payment Date to which interest was paid or duly provided for on the Old Security in exchange for which the Security is being issued] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year, commencing [insert next Interest Payment Date], at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. Until such time as an offer to exchange the 6.50% Guaranteed Notes due February 1, 2005 (CUSIP Nos. 71654XAL1 and 71654YAL9) issued by the Issuer on August 29, 2001 has been consummated, the interest rate borne by this Note shall be increased by one-half of one percent per annum ("Additional Interest") until March 1, 2003 and thereafter by an additional one-quarter of one percent per annum.

        Interest which is payable other than at Maturity, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest payable at Maturity, including any Additional Amounts (as defined on the reverse hereof), will be payable to the person to whom the principal of this Security is payable.

        Payment of principal of and any interest due with respect to this Security at Maturity will be made in immediately available funds against surrender of this Security at the Corporate Trust Office of the Trustee or at the offices of one of the other Paying Agents appointed pursuant to the Indenture.

        Payment of the interest on this Security other than at Maturity will be made [If a Global Security, then insert—by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York, New York.] [If a Non-Global Security, then insert—by check mailed to the registered Holder of this Security to such Holder's address as such address shall appear in the Security Register or, in the case of a Holder of at least U.S. $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States, provided that such Holder shall have elected payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).]

        The Issuer, or in the case of a payment by a Guarantor, such Guarantor, shall pay Additional Amounts (as defined on the reverse hereof) and this Security shall be subject to redemption by the Issuer as provided in Section 1101 and Section 1102 of the Indenture.

        All amounts payable in respect of this Security shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

PETROLEOS MEXICANOS
By:	Name: Title:

SECTION 203.    Form of Reverse of Security.

        This Security is one of a duly authorized issue of Securities of the Issuer designated as its 6.50% Guaranteed Notes due February 1, 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to U.S. $600,000,000, issued and to be issued under and governed by an Indenture, dated as of February 3, 2003 (herein called the "Indenture"), between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

        The Securities constitute direct, unsecured and unsubordinated Public External Indebtedness (as defined in the Indenture) of the Issuer and rank pari passu with each other. The payment obligations of the Issuer under this Security will, except as may be provided by applicable law and subject to the exceptions provided in Section 1005 of the Indenture, at all times rank equally with all other present and future unsecured and unsubordinated Public External Indebtedness for money borrowed of the Issuer. The payment of principal of and interest on the Securities is unconditionally guaranteed jointly and severally by Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the "Guarantors") pursuant to the Guaranty Agreement and Certificates of Designation (as each such term is defined in the Indenture) delivered by the Issuer to each Guarantor designating the

Securities as subject to the Guaranty Agreement, as more fully described in Section 116 of the Indenture. The Guaranty of the Securities by each Guarantor constitutes direct, unsecured and unsubordinated Public External Indebtedness of such Guarantor and ranks pari passu with each other and with all other present and future unsecured and unsubordinated Public External Indebtedness for money borrowed of such Guarantor.

        The Issuer, or in the case of payment by a Guarantor, such Guarantor, will pay to the Holders of the Securities such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Issuer or a Guarantor on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Withholding Taxes") will not be less than the amount then due and payable on the Securities. The foregoing obligation to pay Additional Amounts, however, will not apply to:

          (a)  any Mexican Withholding Taxes which would not have been imposed or levied on a Holder of Securities but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder of Securities (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Securities;

          (b)  except as otherwise provided, any estate, inheritance, gift, sales, transfer or personal property or similar tax, assessment or other governmental charge;

          (c)  any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder of such Securities to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first Interest Payment Date with respect to which the Issuer or any Guarantor shall apply this clause (c) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first Interest Payment Date subsequent to such change, the Issuer or such Guarantor, as the case may be, shall have notified the Trustee, in writing, that such Holders will be required to provide such certification, identification, information or documentation, declaration or other reporting;

          (d)  any Mexican Withholding Taxes imposed at a rate in excess of 4.9%, in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (c), above) concerning such Holder's eligibility for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes under any such treaty;

          (e)  any Mexican Withholding Taxes that would not have been so imposed but for the presentation by such Holder of such Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (f)    any payment to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security; or

          (g)  any withholding tax or deduction imposed on a payment to an individual pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union.

        Notwithstanding the foregoing, the limitations on the Issuer's and the Guarantors' obligation to pay Additional Amounts set forth in clauses (c) and (d) above will not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under U.S. federal income tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer's and the Guarantors' obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if Rule 3.25.15 published in the Diario Oficial de la Federación on May 30, 2002, as amended to date, or a substantially similar successor of such rule is in effect, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (c) and (d) above is expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 3.25.15 (or a substantially similar successor of such rule), the Issuer or the applicable Guarantor cannot obtain such certification, identification, information, documentation, declaration or other evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer or the applicable Guarantor otherwise would meet the requirements for application of Rule 3.25.15 (or such successor of such rule) or (ii) in the case of a Holder or a beneficial owner of a Security that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Rule 3.25.15 if the information, documentation or other evidence required under clause (d) above were provided. In addition, clause (c) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Security register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

        The Issuer will, upon written request, provide the Trustee, the Holder of this Security and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Issuer or any Guarantor has withheld or deducted in respect of any payments made under or with respect to this Security or the Guaranty thereof (as defined in the Indenture).

        Any reference herein or in the Indenture to principal, interest, Redemption Price or any other amount payable under or with respect to the Securities will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to herein.

        In the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of a Security and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or the applicable Guarantor, as the case may be. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit, and such Holder or beneficial owner incurs no other obligation with respect thereto.

        The Securities are subject to redemption upon not less than 30 and not more than 60 days' notice, at any time, as a whole but not in part, at the election of the Issuer, at a price equal to the sum of (x) 100% of the principal amount of the Securities being redeemed, (y) accrued and unpaid interest thereon up to but not including the date fixed for redemption and (z) any Additional Amounts which would otherwise be payable, if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments made on the Securities were subject to withholding or deduction of Mexican Withholding Taxes at the rate of 10% as a result of any change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, which change or amendment becomes effective on or after August 29, 2001 and (ii) prior to the publication of any notice of redemption, the Issuer shall deliver to the Trustee a certificate signed by two Authorized Officers of the Issuer stating that the obligation referred to in clause (i) above cannot be avoided by the Issuer taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (i) above in which event it shall be conclusive and binding on the holders of the Securities; provided, however, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Securities then due, and at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

        This Security is not repayable prior to the Stated Maturity at the option of the Holder, except that if an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed as provided in the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of U.S. $10,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent will be affected by notice to the contrary.

        Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

        All terms used in this Security which are defined in the Indenture will have the meanings assigned to them in the Indenture.

        The Issuer reserves the right to increase the size of the issue of the Securities, or from time to time, without the consent of the holders of the Securities, create and issue further securities either having the same terms and conditions thereof, or the same except for the amount of the first payment of interest, which additional securities may be consolidated and form a single series with the Securities.

        THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THE INDENTURE AND THIS SECURITY BY THE ISSUER WILL BE GOVERNED BY THE LAWS OF MEXICO.

ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — (Cust)

TEN ENT — as tenants by the entireties	Custodian under Uniform (Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act (State)

Additional abbreviations may also be used
though not in the above list.

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

        the within Security and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said Security on the books of the Issuer with full power of substitution in the premises.

SECTION 204.    Form of Trustee's Certificate of Authentication.

        This is one of the Securities referred to in the within-mentioned Indenture.

        Dated:

Deutsche Bank Trust Company Americas, as Trustee
By:
Authorized Officer

ARTICLE THREE

The Securities

SECTION 301.    Title and Terms.

        Except as may be modified by an Indenture supplemental hereto, which will not require the consent of any Holder, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S. $600,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1105 or as otherwise specified in this paragraph. The Issuer may issue Securities from time to time pursuant to the Exchange and Registration Rights Agreement or otherwise, subject to Section 303, in authorized denominations in exchange for a like principal amount of Old Securities. Upon any such exchange, such Old Securities shall be canceled in accordance with the Fiscal Agency Agreement.

        The Securities shall be known and designated as the "6.50% Guaranteed Notes due February 1, 2005" of the Issuer. Their Stated Maturity shall be February 1, 2005, and they shall bear interest at the rate of 6.50% per annum on the principal amount, from the later of February 1, 2003 and the last Interest Payment Date to which interest was paid on the Old Securities in exchange for which such Securities are issued or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on February 1 and August 1 of each year, commencing August 1, 2003, or the next following Interest Payment Date, as the case may be, until the principal thereof is paid or made available for payment. Until such time as an offer to exchange the 6.50% Guaranteed Notes due February 1, 2005 (CUSIP Nos. 71654XAL1 and 71654YAL9) issued by the Issuer on August 29, 2001 has been consummated, the interest rate borne by this Note shall be increased by one-half of one percent per annum ("Additional Interest") until March 1, 2003 and thereafter by an additional one-quarter of one percent per annum.

        The principal of and interest on the Securities shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Payment of principal of and any interest due with respect to the Securities at Maturity will be made in immediately available funds against surrender of the Security at the Corporate Trust Office of the Trustee or at the offices of one of the other Paying Agents.

        The interest on the Securities other than at Maturity shall be payable (A) to the extent such Securities are in the form of a Global Security, by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder thereof, or (B) to the extent such Securities are not Global Securities, (i) by check mailed to the registered Holders at such Holders' addresses as they shall appear in the Security Register or (ii) in the case of a Holder of at least U.S. $10,000,000 aggregate principal amount of Securities, by wire transfer to a U.S.

dollar account maintained by the Holder with a bank in the United States, provided that such Holder shall have elected payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than the Regular Record Date immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such Holder shall remain in effect with respect to any further payments with respect to such Security payable to such Holder.

        The Securities shall be redeemable as provided in Article Eleven.

        The Securities are not repayable prior to the Stated Maturity at the option of the Holder, except as set forth in Section 502.

        The Securities shall not have the benefit of any sinking fund obligations.

        The Depositary for any Global Security initially shall be DTC. The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

        The Issuer in issuing the Securities may use "CUSIP", "ISIN" or "Common Code" numbers (if then generally in use), and, if so, the Trustee may indicate such numbers of the Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and related materials.

SECTION 302.    Denominations.

        The Securities shall be issuable only in registered form without coupons and only in denominations of U.S. $10,000 and any integral multiple thereof.

SECTION 303.    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Issuer by its Director General, Chief Financial Officer, Managing Director of Finance and Treasury or Associate Managing Director of Finance or an attorney-in-fact. The signature of any of these officers or attorneys-in-fact on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Issuer may deliver Securities executed by the Issuer together with an Issuer Order for the authentication and delivery of such Securities and, in the case of Securities being delivered upon consummation of the Exchange Offer, a like principal amount of Old Securities for cancellation in accordance with the Fiscal Agency Agreement, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.    Temporary Securities.

        Pending the preparation of definitive Securities, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

        If temporary Securities are issued, the Issuer shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Issuer designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        For purposes of this Section, each Global Security shall be considered a definitive Security.

SECTION 305.    Registration, Registration of Transfer and Exchange Generally; Global Securities.

        (a)  Registration, Registration of Transfer and Exchange Generally.    The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at an office or agency of the Issuer designated pursuant to Section 1002 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

        At the option of the Holder, and subject to the other provisions of this Section, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount and tenor and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and subject to the other provisions of this Section, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than any United States or Mexican stamp tax or other governmental charge payable in connection with exchanges pursuant to Section 304 or 906 not involving any transfer or exchanges pursuant to the Exchange and Registration Rights Agreement.

        (b)  Global Securities.    The provisions of clauses (1), (2), (3), (4), (5) and (6) below shall apply only to Global Securities:

          (1)  Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (2)  Notwithstanding any other provision in this Indenture, no Global Security may be exchanged (except at the option of the Issuer subject to Applicable Procedures) in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof, unless such Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives notice from the Depositary to that effect.

          (3)  Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

          (4)  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (5)  The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

          (6)  In the event the Securities are issued as Global Securities with the Depositary: (i) the Trustee may deal with the Depositary as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreement between the Holders and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions of the principal of and interest on the Securities to such direct participants; and (iv) the direct participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Securities held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Securities for all purposes whatsoever.

SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities.

        If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

        If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.    Payment of Interest; Interest Rights Preserved.

        Interest on any Security which is payable other than at Maturity, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Interest payable at Maturity shall be payable to the Person to whom the principal of the Securities is payable.

        Any interest on any Security which is payable other than at Maturity, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

          (1)  The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than

  10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of the Securities in accordance with Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)  The Issuer may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.    Additional Amounts.

        (a)  The Issuer, or in the case of a payment by a Guarantor, such Guarantor, will pay to the Holders of the Securities such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Issuer or a Guarantor on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Withholding Taxes") will not be less than the amount then due and payable on the Securities. The foregoing obligation to pay Additional Amounts, however, will not apply to:

          (1)  any Mexican Withholding Taxes which would not have been imposed or levied on a Holder of Securities but for the existence of any present or former connection between such Holder and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder of Securities (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment, or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Securities;

          (2)  except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge;

          (3)  any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder of such Securities to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first Interest Payment Date with respect to which the Issuer or any Guarantor shall apply this clause (3) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first Interest Payment Date subsequent to such change, the Issuer or such Guarantor, as the case may be, shall have notified the Trustee, in writing, that such Holders will be required to provide such certification, identification, information or documentation, declaration or other reporting;

          (4)  any Mexican Withholding Taxes imposed at a rate in excess of 4.9%, in the event that such Holder has failed to provide on a timely basis, at the reasonable request of the Issuer, information or documentation (not described in clause (3) above) concerning such Holder's eligibility for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes under any such treaty;

          (5)  any Mexican Withholding Taxes that would not have been so imposed but for the presentation of such Security by such Holder for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

          (6)  any payment to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security; or

          (7)  any withholding tax or deduction imposed on a payment to an individual pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union.

        (b)  Notwithstanding the foregoing, the limitations on the Issuer's and the Guarantors' obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above will not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (3) and (4) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. In addition, the limitations on the Issuer's and the Guarantors' obligation to pay Additional Amounts set forth in clauses (3) and (4) of paragraph (a) above shall not apply if Rule 3.25.15 published in the Diario Oficial de la Federación on May 30, 2002, as amended to date, or a substantially similar successor of such rule is in effect, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described such clauses (3) and (4) is expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 3.25.15 (or a substantially similar successor of such rule), the Issuer or the applicable Guarantor cannot obtain such certification, identification, information, documentation, declaration or other evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Issuer or the applicable Guarantor otherwise would meet the requirements for application of Rule 3.25.15 (or such successor of such rule) or (ii) in the case of a Holder or a beneficial owner of a Security that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Rule 3.25.15 if the information, documentation or other evidence required under clause (4) of paragraph (a) above were provided. In addition, clause (3) of paragraph (a) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other Holder or beneficial owner of this Security register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

        (c)  The Issuer or the applicable Guarantor will, upon written request, provide the Trustee, the Holders and the Paying Agents with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Issuer or such Guarantor has withheld or deducted in respect of any payments made under or with respect to the Securities or the Guaranty thereof.

        (d)  Any reference to principal, interest, Redemption Price or any other amount payable under or with respect to the Securities will be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this Section.

        (e)  In the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of a Security and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess, then such Holder or beneficial owner shall, by accepting the Securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or the applicable Guarantor, as the case may be. By making such assignment, however, the Holder or beneficial owner makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit, and such Holder or beneficial owner incurs no other obligation with respect thereto.

SECTION 309.    Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 310.    Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee's customary practices and procedures in effect from time to time.

SECTION 311.    Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.    Satisfaction and Discharge of Indenture.

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities, indemnities or other benefits herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

            (A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (B)  all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit;

          (2)  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (3)  the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501.    Events of Default.

        "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  Non-Payment:    default is made in payment of principal (or any part thereof) of or any interest on any Security when due and such failure continues, in the case of non-payment of principal for seven days, and of interest for fourteen days after the due date; or

          (b)  Breach of Other Obligations:    the Issuer defaults in performance or observance of or compliance with any of its other obligations set out in any Security or (insofar as it concerns the Securities) this Indenture, which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer and the Guarantors by the Trustee; or

          (c)  Cross-Default:    default by the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries in the payment of principal of, or interest on, any Public External Indebtedness of, or guaranteed by, the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries, in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

          (d)  Enforcement Proceedings:    a distress or execution or other legal process is levied or enforced or sued out upon or against any substantial part of the property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

          (e)  Security Enforced:    an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or of any of them or any of their respective Material Subsidiaries; or

          (f)    Insolvency:    the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries becomes insolvent or is generally unable to pay its debts as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator, receiver or similar official of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or the whole or any substantial part of the undertaking, property, assets or revenues of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries or takes any proceeding, under any law for a readjustment or deferment of its obligations or any part of them for bankruptcy, reorganization, dissolution or liquidation or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its business or any substantial part of its business; or

          (g)  Winding up:    an order is made or an effective resolution passed for winding up the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

          (h)  Moratorium:    a general moratorium is agreed or declared in respect of any External Indebtedness of the Issuer or any of its Material Subsidiaries or the Guarantors or any of them or any of their respective Material Subsidiaries; or

          (i)    Authorization and Consents:    any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities, this Indenture and the Guaranty Agreement or any of the Guarantors lawfully to enter into, perform and comply with its obligations under the Guaranty Agreement in relation to the Securities and (ii) to ensure that those obligations are legally binding and enforceable, is not taken, fulfilled or done within 30 days of its being so required; or

          (j)    Illegality:    it is or becomes unlawful for (i) the Issuer to perform or comply with one or more of its obligations under any of the Securities, this Indenture or the Guaranty Agreement or (ii) for the Guarantors or any of them to perform or comply with one or more of its obligations under the Guaranty Agreement with respect to the Securities or the Indenture; or

          (k)  Control:    the Issuer shall cease to be a decentralized public entity of the Government or the Government shall otherwise cease to control the Issuer or any Guarantor, or the Issuer or any of the Guarantors shall be dissolved, disestablished or shall suspend its respective operations, and such dissolution, disestablishment or suspension of operations is material in relation to the business of the Issuer and the Guarantors taken as a whole, or the Issuer or any Guarantor shall cease to be the entities which have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production; or

          (l)    Disposals:

            (i)    the Issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) other than (x) solely in connection with the implementation of the Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios or (y) to a Guarantor; or

            (ii)  any Guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise disposes (whether voluntarily or involuntarily) of all or substantially all of its assets (whether by one transaction or a series of transactions whether related or not) and such cessation, sale, transfer or other disposal is material in relation to the business of the Issuer and the Guarantors taken as a whole; or

          (m)  Analogous Events:    any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

          (n)  Guaranty:    the Guaranty Agreement is not (or is claimed by any of the Guarantors not to be) in full force and effect.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default with respect to the Securities occurs and is continuing, then and in every such case the Trustee, if so requested by the Holders of not less than 20% in principal amount of the Outstanding Securities shall declare an amount equal to the principal of, and accrued interest on, all the Securities to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Issuer covenants that if

          (1)  default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2)  default is made in the payment of the principal of any Security at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable and duly documented costs and expenses of collection, including the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

        In case of any judicial proceeding relative to the Issuer (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered (but not required), by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and duly documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the Trustee under Section 607;

          SECOND:    To the payment of the amounts then due and unpaid for principal of or interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

          THIRD:    Any remaining amounts shall be repaid to the Issuer.

SECTION 507.    Limitation on Suits.

        No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1)  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2)  the Holders of not less than 20% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3)  such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.    Unconditional Right of Holders to Receive Principal and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

          (1)  such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.    Waiver of Past Defaults.

        The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1)  in the payment of the principal of or interest on any Security, or

          (2)  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer.

SECTION 515.    Waiver of Stay or Extension Laws.

        The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601.    Certain Duties and Responsibilities.

        The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

        If a default occurs hereunder, and if such default is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders notice of such default as and to the extent provided by the Trust Indenture Act; provided that except in the case of any default of the character specified in Section 501(a), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that, in the case of any default of the character specified in Section 501(c), no such notice to Holders shall be given until after the grace period, if any, applicable to such default has run. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.    Certain Rights of Trustee.

        Subject to the provisions of Section 601:

          (1)  the Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)  any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee shall be entitled to receive (unless other evidence be herein specifically prescribed) and may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

          (4)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document or to inquire into the compliance by the Issuer with the covenants in Article Ten, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (7)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it with the prior written consent of the Issuer and monitored with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties;

          (8)  the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

          (9)  the Trustee shall not be charged with knowledge of any default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such event or (b) the Trustee shall have received notice thereof from the Issuer or a Holder; and

          (10) no permissive power or authority available to the Trustee shall be construed as a duty.

SECTION 604.    Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605.    May Hold Securities.

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 607.    Compensation and Reimbursement.

        The Issuer agrees

          (1)  to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuer and the Trustee from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and duly documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and duly documented compensation and the reasonable and duly documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3)  to indemnify the Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable and duly documented costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the benefit of the Holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(f), (g) or (h), such expenses (including the reasonable and duly documented fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditor's rights generally. The compensation and indemnification obligations of the Issuer set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 608.    Disqualification; Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S. $50,000,000 and is subject to supervision or examination by Federal, State or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor.

        (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

        (b)  The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer.

        (d)  If at any time:

          (1)  the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)  the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

          (3)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.    Preferential Collection of Claims Against Issuer.

        If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

SECTION 614.    Appointment of Authenticating Agent.

        The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall not be entitled to be reimbursed for such payments unless the Issuer shall have agreed to do so in writing at the time the Authenticating Agent is appointed. Each Authenticating Agent shall be entitled to the benefit of indemnities and other protections in like manner and extent as the Trustee.

        If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Securities described in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee
By:	as Authenticating Agent
By:	Authorized Officer

ARTICLE SEVEN

Holders' Lists and Reports by Trustee and Issuer

SECTION 701.    Issuer to Furnish Trustee Names and Addresses of Holders.

        The Issuer shall furnish or cause to be furnished to the Trustee

          (1)  semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities as of such Regular Record Date, and

          (2)  at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.    Preservation of Information; Communications to Holders.

        (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

        (b)  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c)  Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.    Reports by Trustee.

        (a)  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Issuer. The Issuer shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.    Reports by Issuer.

        The Issuer shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

        The Issuer shall file with the Trustee copies of the annual reports, interim reports and other documents which the Issuer files with or furnishes to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, or would have been required to file with or furnish to the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Issuer were required to be subject to such Sections, within 15 days of the respective dates on which the Issuer is required to (or would have been required to) file such documents with the Commission.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.    Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms.

        The Issuer undertakes that the Issuer and the Guarantors will not consolidate with or merge into or convey, transfer or lease all or substantially all of their assets (taken as a whole) to, any Person, unless:

          (1)  the resulting, surviving or transferee Person (if not the Issuer or a Guarantor) is a Person organized and existing under the laws of Mexico or any state thereof who is either (a) a decentralized public entity of the Government or (b) a person controlled by the Government and such Person shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture and the Securities on the part of the Issuer to be performed or observed, or shall expressly assume, pursuant to documentation reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Guaranty Agreement, as the case may be;

          (2)  the resulting, surviving or transferee Person is not subject generally to the taxing jurisdiction of any territory or any authority of or in that jurisdiction having power to tax other than the taxing jurisdiction of Mexico or any authority of or in Mexico having power to tax; provided that the foregoing provisions do not apply to conveyances, transfers or leases of the assets of the Issuer and the Guarantors solely in connection with the implementation of the Organic Law; and

          (3)  the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture or other documentation, as the case may be, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.    Successor Substituted.

        Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901.    Supplemental Indentures Without Consent of Holders.

        Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes (which purpose shall be confirmed to the Trustee in an Issuer Order or Opinion of Counsel):

          (1)  to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants and obligations of the Issuer herein and in the Securities pursuant to any merger, consolidation or sale of assets; or

          (2)  to add to the covenants of the Issuer for the benefit of the Holders of all Securities, or to surrender any right or power herein conferred upon the Issuer; or

          (3)  to secure the Securities pursuant to the requirements of the Securities or otherwise; or

          (4)  to cure any ambiguity or to cure, correct or supplement any defective provision herein or therein; or

          (5)  to amend this Indenture or the Securities in any manner that, as set forth in an Officer's Certificate, will not adversely affect the interests of the Holders in any material respect; or

          (6)  to increase the maximum amount of Securities that may be issued hereunder; or

          (7)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act.

SECTION 902.    Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of the Securities (a) at a meeting duly called and held, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities represented at such meeting or (b) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the

Holders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1)  change the Stated Maturity of the principal of, or any installment of interest on, such Security, or

          (2)  reduce the principal amount thereof, the portion of such principal amount which is payable upon acceleration of the maturity of such Security or the rate of interest thereon, or

          (3)  change the place of payment where, or the coin or currency in which, any principal or interest thereon is payable, or

          (4)  permit the Issuer to redeem such Security prior to Maturity (except as permitted by Section 1101), or

          (5)  reduce the percentage of the principal amount of Securities the vote or consent of which is necessary to modify, amend or supplement the Indenture or the Securities, or

          (6)  change the obligation of the Issuer or any Guarantor to pay Additional Amounts, or

          (7)  modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (8)  modify the Guaranty in any manner adverse to the Holders of Securities.

        Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 601, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obliged to, enter into such supplemental indenture.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall, or shall direct the Trustee to, give notice thereof to the Holders of Securities setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer or Trustee, as the case may be, to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 903.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

SECTION 904.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.    Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001.    Payment of Principal and Interest.

        The Issuer covenants and agrees for the benefit of the Securities that it shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

        The Issuer shall maintain in the Borough of Manhattan, The City of New York, New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes; and provided, further, that, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall maintain a Paying Agent in Luxembourg and an office or agency in Luxembourg where Securities may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Security Payments to Be Held in Trust.

        If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

        Whenever the Issuer shall have one or more Paying Agents for the Securities, it shall, prior to each due date of the principal of or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

        The Issuer shall cause each Paying Agent other than the Trustee or an Affiliate of the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (A) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (B) during the continuance of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect thereto, and all liability of the Issuer as trustee thereof, shall thereupon cease. Unless otherwise provided by applicable law, the right to receive payment of principal of any Security (whether at Maturity or otherwise) or interest thereon will become void at the end of five years after the due date thereof.

SECTION 1004.    Compliance Certificate.

        The Issuer shall deliver to the Trustee, within 180 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which the signer thereof may have knowledge.

SECTION 1005.    Limitation on Liens.

        The Issuer will undertake that so long as any Security remains outstanding, the Issuer will not create or permit to subsist, and will not permit its Subsidiaries or the Guarantors or any of their respective Subsidiaries to create or permit to subsist, any Security Interest upon the whole or any part of its or their crude oil or receivables in respect of crude oil to secure (a) any of its or their Public External Indebtedness; (b) any of its or their Guarantees in respect of Public External Indebtedness; or (c) the Public External Indebtedness or Guarantees in respect of Public External Indebtedness of any other Person, without at the same time or prior thereto securing the Securities equally and ratably therewith or providing such other Security Interest for the Securities as shall be approved by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities; provided that the Issuer and its Subsidiaries, and the Guarantors and their respective Subsidiaries, may create or permit to subsist a Security Interest upon its or their receivables in respect of crude oil if (i) on the date of creation of such Security Interest the aggregate of (A) the amount of principal and interest payments secured by Oil Receivables due during such calendar year in respect of Receivables Financings entered into or before such date, (B) the total amount of revenues during such calendar year from the sale of crude oil or gas transferred, sold, assigned or otherwise disposed of in Forward Sales (other than Governmental Forward Sales) entered into on or before such date and (C) the total amount of payments of the purchase price of crude oil, gas or Petroleum Products foregone during such calendar year as a result of all Advance Payment Arrangements entered into on or before such date, shall not exceed in such calendar year U.S. $4,000,000,000 (or its equivalent in other currencies) less the amount of Governmental Forward Sales during that calendar year, (ii) the aggregate amount outstanding in all currencies at any one time under all Receivables Financings, Forward Sales (other than Governmental Forward Sales) and Advance Payment Arrangements shall not exceed U.S. $12,000,000,000 (or its equivalent in other currencies) and (iii) the Issuer has given a certificate to the Trustee certifying that on the date of creation of such Security Interest there is no default under any Financing Document resulting from a failure to pay principal or interest.

SECTION 1006.    Waiver of Certain Covenants.

        The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Section 1004 or 1005, if before or after the time for such compliance the Holders of at least 66 2/3% in principal amount of the Securities at the time Outstanding, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.    Right of Redemption for Tax Reasons.

        The Securities are subject to redemption upon not less than 30 and not more than 60 days' notice, at any time, as a whole but not in part, at the election of the Issuer, at a price equal to the sum of (a) 100% of the principal amount of the Securities being redeemed, (b) accrued and unpaid interest thereon up to but not including the date fixed for redemption and (c) any Additional Amounts which would otherwise be payable, if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts in excess of the Additional Amounts that it would be obligated to pay if payments made on the Securities were subject to withholding or deduction of Mexican Withholding Taxes at the rate of 10% as a result of any change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, which change or amendment becomes effective on or after August 29, 2001 and (ii) prior to the publication of any notice of redemption, the Issuer shall deliver to the Trustee a certificate signed by two Authorized Officers of the Issuer stating that the obligation referred to in clause (i) above cannot be avoided by the Issuer taking reasonable measures available to it, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in clause (i) above in which event it shall be conclusive and binding on the Holders of the Securities; provided that (i) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated but for such redemption to pay such Additional Amounts were a payment in respect of the Securities then due, and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

SECTION 1102.    Applicability of Article.

        Redemption of Securities at the election of the Issuer, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.    Election to Redeem.

        The election of the Issuer to redeem any Securities pursuant to Section 1101 shall be evidenced by an Officer's Certificate.

SECTION 1104.    Notice of Redemption.

        Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of the Securities in accordance with Section 106.

        All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3)  that on the Redemption Date, the Redemption Price will become due and payable upon all of the Securities and that interest thereon will cease to accrue on and after said date,

          (4)  the place or places where the Securities are to be surrendered for payment of the Redemption Price, and

          (5)  the CUSIP and ISIN numbers of the Securities.

        Notice of redemption of the Securities at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable.

SECTION 1105.    Deposit of Redemption Price.

        On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Securities.

SECTION 1106.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) the Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

ARTICLE TWELVE

Meetings of Holders of Securities

SECTION 1201.    Purposes for Which Meetings May Be Called.

        A meeting of Holders of the Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture or the Securities to be made, given or taken by the Holders of the Securities.

SECTION 1202.    Call, Notice and Place of Meetings.

        (a)  The Trustee may at any time call a meeting of Holders of the Securities for any purpose specified in Section 1201, to be held at such time and at such place in The City of New York as the Trustee shall determine.

        (b)  The Issuer or, after the occurrence and during the continuance of an Event of Default, the Holders of at least 10% in principal amount of the Outstanding Securities may request the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 1201 by giving written request to the Trustee setting forth in reasonable detail the action proposed to be taken at the meeting.

        (c)  Notice of every meeting of Holders of the Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Holders and the Issuer in the manner provided in Section 106 and Section 105, respectively, not less than 30 and not more than 60 days prior to the date fixed for the meeting. If the Trustee shall not have sent notice of a meeting requested pursuant to Section 1202(b) within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of the Securities in the amount above specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in this paragraph (c).

SECTION 1203.    Persons Entitled to Vote at Meetings.

        To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 1204.    Determination of Voting Rights; Conduct and Adjournment of Meetings.

        (a)  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104(d) and the appointment of any proxy shall be proved in the manner specified in Section 104(b). Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104(b) or other proof.

        (b)  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of the Securities as provided in Section 1202(b), in which case the Issuer or the Holders, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

        (c)  At any meeting each Holder of a Security or proxy shall be entitled to one vote for each U.S. $10,000 principal amount of the Outstanding Securities held or represented by such Holder; provided that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

        (d)  At any meeting of Holders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Holders duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1205.    Counting Votes and Recording Action of Meetings.

        The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1202. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1206.    Revocation by Holders.

        At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 104, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 104, revoke such consent so far as concerns such Security. Except as aforesaid any such consent given by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PETROLEOS MEXICANOS
By:
Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee
By:
Name: [ ] Title: [Assistant Vice President]

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  EXHIBIT 4.7
TABLE OF CONTENTS
ARTICLE ONE Definitions and Other Provisions of General Application
ARTICLE TWO Security Forms
ARTICLE THREE The Securities
ARTICLE FOUR Satisfaction and Discharge
ARTICLE FIVE Remedies
ARTICLE SIX The Trustee
ARTICLE SEVEN Holders' Lists and Reports by Trustee and Issuer
ARTICLE EIGHT Consolidation, Merger, Conveyance, Transfer or Lease
ARTICLE NINE Supplemental Indentures
ARTICLE TEN Covenants
ARTICLE ELEVEN Redemption of Securities
ARTICLE TWELVE Meetings of Holders of Securities
ARTICLE ONE Definitions and Other Provisions of General Application
ARTICLE TWO Security Forms
ARTICLE THREE The Securities
ARTICLE FOUR Satisfaction and Discharge
ARTICLE FIVE Remedies
ARTICLE SIX The Trustee
ARTICLE SEVEN Holders' Lists and Reports by Trustee and Issuer
ARTICLE EIGHT Consolidation, Merger, Conveyance, Transfer or Lease
ARTICLE NINE Supplemental Indentures
ARTICLE TEN Covenants
ARTICLE ELEVEN Redemption of Securities
ARTICLE TWELVE Meetings of Holders of Securities